LABOR SMART, INC. ADDS FORMER LABOR READY REGIONAL VICE PRESIDENT SHANNAN M. MANIX TO ITS BOARD OF DIRECTORS

Manix Brings Expertise In Strategic Management and Operations To The Board of Directors

ATLANTA, March 13, 2013 -- Labor SMART, Inc. (OTCQB: LTNC) is pleased to announce the addition of Shannan M. Manix to its Board of Directors.

Ms. Manix’s Executive experience was previously utilized at Labor Ready, Inc. (a division of True Blue, Inc., a NYSE listed company).  As a Regional Vice President for this $1 Billion dollar staffing company, her keen leadership of operations was repeatedly instrumental in sustaining record setting growth, by applying a creative and solutions-oriented vision.  Additionally, in previous roles with Labor Ready, Ms. Manix guided teams through strategic merger-acquisition and company evolution from the private to public ownership of Workforce by Labor Ready.

With a belief in developing team talents, interest and dedicating time to professional development, Ms. Manix also encourages collective success with a focus on customer, corporate and business partner relationships – all to the strategic benefit of the companies that profit from concrete, lasting value.

Ryan Schadel, Labor SMART's CEO, stated, "Shannan Manix brings a stellar reputation as a visionary in the business world. With a proven track record of strategic leadership and management at the executive level, Ms. Manix’s knowledge and experience will provide value in many areas including Team Development, National Sales & Operations, Company Growth & Profit, Strategic Management, and Cost-Benefit Risks Analysis." He also stated, “This latest addition to our board will have a significant impact in our ability to capitalize on expansion opportunities, whether organic or through mergers and acquisitions. In the coming months we anticipate our branch footprint will grow dramatically and exponential revenue growth will hasten. Labor SMART is very fortunate to add such great talent and depth to our corporate infrastructure at such a critical time in our operations.”

Shannan M. Manix, stated,  “These are very exciting times to be a part of such a wonderful company.  I am eager to contribute to the success of Labor SMART.  I look forward to supporting Mr. Schadel and the fine team he has created as they continue to provide increasing returns to the shareholders of this organization.”

About Labor SMART, Inc.

Labor SMART, Inc. provides On-Demand temporary labor to a variety of industries. Our clients range from small businesses to fortune 100 companies. Labor SMART was founded to provide a reliable, dependable, and flexible resource for on-demand personnel to small and large businesses. Every day we provide manpower for jobs in construction, manufacturing, hospitality, events, restoration, warehousing, retail, disaster relief and more. As one of the fastest growing temporary labor providers, our goal is to become a nationwide resource and partner for our clients. We take pride in the belief that we can make a positive impact each and every day for the benefit of both our client and our temporary employees. Our mission is to be the provider of choice to our growing community of customers, with a service focused approach, that positions us as a resource and partner for their business.

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Labor SMART, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Labor SMART, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Labor SMART, Inc.'s filings with the Securities and Exchange Commission.

Public Relations & Shareholder Information

Joseph M. Vazquez III

Phone: (678) 279-5810

Email: shareholderrelations@laborsmart.com